                                                                 Exhibit 10.15

                              ANGELICA CORPORATION
                              1994 PERFORMANCE PLAN

                             STOCK OPTION AGREEMENT


     This Stock Option Agreement (hereinafter "Agreement"), along with its cover page, represents the agreement regarding the grant of a stock option by and between Angelica Corporation (hereinafter "Company") and Optionee pursuant to the Angelica Corporation 1994 Performance Plan (hereinafter "Plan").

1. GRANT OF OPTION. Company hereby grants to Optionee the right, privilege and option to purchase the number of shares of common stock, $1.00 par value per share (the "Common Stock"), of Company at a price per share, both as reflected in the cover page, in the manner and subject to the conditions provided herein. This option is intended to be an Incentive Stock Option ("ISO") only with respect to those shares, if any, which are indicated as such on the cover page.

2. TIME OF EXERCISE OF OPTION. This Option shall become exercisable as provided in the cover page. The portion(s) of the Option designated on the cover page will become exercisable on the date(s) set forth thereon only to the extent that the Optionee is employed by Company on such date(s). Once exercisable, the Option shall remain exercisable until such Option terminates pursuant to Section 3.b. of this Agreement.

3. INCORPORATION OF STOCK PLAN. This Agreement is entered into pursuant to the Plan, which Plan is by this reference incorporated herein and made a part hereof. The material provisions of the Plan applicable to this Option are as follows:

     A. METHOD OF EXERCISE OF OPTION. This Option shall be exercisable in whole or in part to the extent then exercisable, by written notice delivered to the Office of General Counsel of Company stating the number of shares with respect to which the Option is being exercised, accompanied by payment either (i) by check, (ii) by delivery to Company of shares of Common Stock then owned by Optionee having a fair market value equal to the purchase price of all shares of Common Stock subject to such exercise, or (iii) by a combination of (i) and
        (ii) hereof.

     B. TERMINATION OF OPTION. This Option, to the extent exercisable on the date that the Optionee ceases to be an employee of Company, shall terminate in all events on the earliest to occur of the following:

        (i)   the Expiration Date specified in the cover page hereof, or

        (ii) three months after the date on which Optionee ceases to be an employee of Company for any reason other than death or disability, or, if Optionee dies within the three month period after such termination of employment, then three months after his or her death, or

        (iii) twelve months after the date on which Optionee ceases to be an employee of Company because of death, or

        (iv) twelve months after the date on which Optionee ceases to be an employee of Company because of disability or, if Optionee dies within the twelve-month period after his or her termination of employment, then three months after his or her death or the remainder of the twelve-month period, whichever is longer.

     C. NON-TRANSFERABILITY OF OPTION. This Option is non-transferable by Optionee except by will or the laws of descent and distribution or, with respect to an option which is not an ISO, to a Permissible Transferee, and shall be exercisable during Optionee's lifetime only by Optionee or by a Permissible Transferee. In the event of Optionee's death, a Permissible Transferee or the Post-Death Representative, as applicable, may exercise this Option.

     D. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, ETC. In the event of the payment of a stock dividend, a split-up or consolidation of shares, or any like capital adjustment of Company then to the extent the Option hereunder remains outstanding and unexercised, there shall be a corresponding adjustment as to the number of shares covered under this Option, and in the purchase price per share, to the end that Optionee shall retain Optionee's proportionate interest without change in the total purchase price under this Option.

4. OPTION CONDITIONED ON ACCEPTANCE. This Agreement shall be void and of no effect unless a copy hereof is executed by Optionee and returned to the Office of General Counsel of Company not later than 30 days after the day this Agreement is mailed or delivered to Optionee, provided, however, that if Optionee dies within such 30-day period this Agreement shall be effective notwithstanding the fact that it is not executed by Optionee.